PETROQUEST ENERGY, INC.
10% SENIOR NOTES DUE 2017

SUBSIDIARY GUARANTORS
_________________________
THIRD SUPPLEMENTAL INDENTURE
Dated as of  October 23, 2013
TO THE INDENTURE
Dated as of August 19, 2010
_________________________
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 23, 2013, to the Indenture dated as of August 19, 2010 (the “Base Indenture”), among PETROQUEST ENERGY, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS identified thereon and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of August 19, 2010 (the “First Supplemental Indenture” and together with the Base Indenture, the “Initial Indenture” and, the Initial Indenture together with this Supplemental Indenture, the “Indenture”).
WHEREAS, on August 19, 2010, the Company and the Subsidiary Guarantors executed and delivered to the Trustee the Initial Indenture providing for the issuance of $150,000,000 aggregate principal amount of the Company’s 10% Senior Notes due 2017 (the “Initial Notes”);
WHEREAS, on July 3, 2013, the Company issued $200,000,000 aggregate principal amount of the Company’s unregistered 10% Senior Notes due 2017 (the “Unregistered Notes”), pursuant to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture dated as of July 3, 2013 (the “Second Supplemental Indenture”), among the Company, the Subsidiary Guarantors identified therein and the Trustee;
WHEREAS, Section 2.13 of the Initial Indenture provides that the Company shall be entitled, subject to its compliance with Section 4.03 of the Initial Indenture, to issue Additional Securities, which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price, and that all Securities issued under the Initial Indenture shall be treated as a single class for all purposes of the Initial Indenture; and
WHEREAS, in exchange for, and upon the cancellation of, the Unregistered Notes, the Company and the Subsidiary Guarantors desire to execute and deliver this Supplemental Indenture for the purposes of issuing $200,000,000 in aggregate principal amount of Additional Securities, having identical terms, other than with respect to the date of issuance and the issue price, to the Initial Notes (the “New Notes” and, together with the Initial Notes, the “Notes”).
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.01.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.
SECTION 1.02.    Authorization and Issuance of New Notes. Pursuant to Section 2.02 of the Initial Indenture, as supplemented by this Supplemental Indenture, on the date hereof, the Company will issue, and upon receipt of an Authentication Order delivered in accordance with Section 2.02 of the Initial Indenture, as supplemented by this Supplemental Indenture, the Trustee will authenticate and deliver, the New Notes under the Initial Indenture, which will have identical terms to the Initial Notes, except for the date of issuance and that interest shall initially accrue on the New Notes from the most recent date to which interest has been paid with respect to the Unregistered Notes or, if no interest has been paid, from September 1, 2013. In accordance with the Indenture, the Initial Notes and the New Notes shall be treated as a single class for all purposes under the Indenture. New Notes issued in global form shall be substantially in the form of Exhibit A hereto.
SECTION 1.03.    Continuing Agreement. Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.
SECTION 1.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 1.05.    Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture and the New Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
SECTION 1.06.    Duplicate Originals. Each of the parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.
SECTION 1.07.    Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 1.08.    Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.
SECTION 1.09.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PETROQUEST ENERGY, INC.,
By
/s/ J. Bond Clement
Name: J. Bond Clement
Title: Executive Vice President, Chief Financial Officer and Treasurer

PETROQUEST ENERGY, L.L.C.,
By
/s/ J. Bond Clement
Name: J. Bond Clement
Title: Executive Vice President, Chief Financial Officer and Treasurer

TDC ENERGY LLC,
By
/s/ J. Bond Clement
Name: J. Bond Clement
Title: Executive Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
By
/s/ Michael Countryman
Name: Michael Countryman
Title: Vice President

EXHIBIT A
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.002    $[_____________]
CUSIP 716748 AA6

10% Senior Notes Due 2017
PetroQuest Energy, Inc., a Delaware corporation, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [_________________] Dollars on September 1, 2017.
Interest Payment Dates: March 1 and September 1.
Record Dates: February 15 and August 15.
Additional provisions of this Security are set forth on the other side of this Security.
Dated: October ___, 2013

PETROQUEST ENERGY, INC.,
By

Name: Charles T. Goodson
Title: Chairman, Chief Executive Officer and President

PETROQUEST ENERGY, INC.,
By

Name: J. Bond Clement
Title: Executive Vice President, Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By

Authorized Signatory

10% Senior Note Due 2017
1.    Interest
PetroQuest Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on March 1 and September 1 of each year, commencing March 1, 2014. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 1, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4.    Indenture
The Company issued the Securities under an Indenture dated as of August 19, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental

Indenture dated as of August 19, 2010 (the “First Supplemental Indenture”), and the Third Supplemental Indenture dated as of October __, 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
The Securities are unsecured senior obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5.    Optional Redemption
Except as set forth below, the Company shall not be entitled to redeem the Securities at its option.
On and after September 1, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12‑month period commencing on September 1 of the years set forth below:

Period	Redemption Price

2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

In addition, prior to September 1, 2013, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the original aggregate principal amount of the Securities (which includes Additional Securities, if any) at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such original aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Equity Offering.
Prior to September 1, 2014, the Company shall be entitled at its option to redeem the Securities (which includes Additional Securities, if any), in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6.    Notice of Redemption
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7.    Put Provisions
Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8.    Guarantees
The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.    Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a

Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10.    Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.
11.    Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12.    Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. dollars, or U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13.    Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make any changes to conform the Indenture to any terms explicitly described in the “Description of the notes” contained in the

Prospectus Supplement, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.
14.    Defaults and Remedies
Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15.    Trustee Dealings with the Company
Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16.    No Recourse Against Others
A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17.    Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18.    Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.    CUSIP Numbers
The Company has caused CUSIP, ISIN and Common Code numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Third Supplemental Indenture which has in it the text of this Security in larger type. Requests may be made to:
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road
Suite 6000
Lafayette, Louisiana 70508
Attention: Corporate Secretary

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

1.
Signature Guarantee:

Signature must be guaranteed	Signature

2.
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.